UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 18, 2016

WSI Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-0691607
(Commission	(I.R.S. Employer
File Number)	Identification No.)

213 Chelsea Road Monticello, MN	55362
(Address Of Principal Executive Offices)	(Zip Code)

(763) 295-9202

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4, 6, 7, and 8 are not applicable and therefore omitted.

Item 2.02	Results of Operations and Financial Condition.

WSI Industries, Inc. (the “Company”) issued a press release on October 18, 2016 disclosing material non-public information regarding its results of operations for the fourth quarter and fiscal year ended August 28, 2016. The Company hereby furnishes the press release, which is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adjustments to Base Salaries for 2017 and 2017 Incentive Play Delay

On October 18, 2016, the Company’s Compensation Committee set the annual base salaries for the Company’s executive officers, Benjamin T. Rashleger, President and Chief Executive Officer, and Paul D. Sheely, Chief Financial Officer effective October 31, 2016. Mr. Rashleger’s and Mr. Sheely’s annual base salaries will both be decreased 10% to $229,500 and $138,600, respectively.

On October 18, 2016, the Company’s Compensation Committee determined to delay adoption of a cash incentive compensation plan for fiscal year 2017 (the “2017 Incentive Plan”) until February 2017. The Compensation Committee felt that the delay of the adoption of the 2017 Incentive Plan, as well as the pay decreases to the Company’s executive officers, was appropriate at this time given the uncertain economic environment and financial impact on the Company during the demand gap with the Company’s primary customer as described in the Company’s press release dated October 18, 2016. The Compensation Committee will reevaluate the adoption of a 2017 Incentive Plan and the executive officer pay adjustments prior to the end of the Company’s fiscal second quarter, which is when sales to the Company’s primary customer are expected to resume to normal levels following the demand gap.

Payouts under 2016 Cash Incentive Plan

On October 18, 2016, the Company’s Compensation Committee determined the achievement and payout to executive officers under the Company’s fiscal year 2016 cash incentive plan that was adopted on October 20, 2015 (the “2016 Incentive Plan”).

Under the 2016 Incentive Plan, Messrs. Rashleger and Sheely were eligible for a cash bonuses of a percentage of his respective base salary based upon the Company’s achievement of performance goals in fiscal year 2016 relating to adjusted pre-tax income for fiscal year 2016 and value-add sales in fiscal year 2016 as compared to fiscal year 2015 and, for Mr. Sheely, achievement of departmental goals in 2016. If the Company’s fiscal year 2016 achievement failed to meet the minimum performance goals under the matrix established for the 2016 Incentive Plan, Mr. Rashleger would be entitled to no incentive payment under the 2016 Incentive Plan and Mr. Sheely would be entitled to no incentive payment under the 2016 Incentive Plan regardless of his achievement of department goals.

Based on the fiscal year 2016 results for value-added sales and adjusted pre-tax income, the Compensation Committee determined that the results did not meet the minimum performance goals under the matrix. Accordingly, neither Messrs. Rashleger or Sheely were entitled to any incentive payment under the 2016 Incentive Plan.

Item 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

99.1	Press Release issued on October 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSI INDUSTRIES, INC.

By:	/s/ Benjamin T. Rashleger
Benjamin T. Rashleger
Chief Executive Officer

Date: October 20, 2016